EXHIBIT 10.1

                    AMENDMENT OF FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

     1. Section 11.2.A shall be deleted in its entirety and a new Section 11.2.A shall be inserted therefor to read as follows:

          A. The General Partner may not transfer any of its General Partner Interest or Limited Partner Interests or withdraw as General Partner except as provided in Section 11.2.B or Article 16.

     2. Section 11.2.C shall be deleted in its entirety and a new Section 11.2.C shall be inserted therefor to read as follows:

          C. If the General Partner is the surviving entity of a merger, it shall contribute substantially all of the assets acquired in the merger to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the 704(c) Value of the assets so contributed; provided that this requirement shall not be applicable if such merger is a Trigger Event as defined in Section 16.

     3. Section 11.2.D shall be deleted in its entirety.

     4. The reference to Section 11.2.B set forth in Section 14.1.C shall be deleted.

     5. A new Section 16 shall be inserted to read as follows:

                                   ARTICLE 16
         CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE GENERAL PARTNER

     SECTION 16.1 TRIGGERING EVENTS

     For the purposes of this Article 16, each of the following events shall be deemed to be a "TRIGGERING EVENT": (w) if the General Partner consolidates with, or merges into, any other Person, and the General Partner is not the continuing or surviving corporation of such consolidation or merger, (x) if any Person consolidates with, or merges into, the General Partner, and the General Partner is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding REIT Shares are converted into or exchanged for stock or other securities of any other Person or cash or any other property, or (y) if the General Partner sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) to any Person or Persons, in one or more transactions, substantially all of the assets or earning power of the General Partner or the Partnership.

     SECTION 16.2 FROM AND AFTER THE OCCURRENCE OF A TRIGGERING EVENT

     Effective on the date of each Triggering Event, the Redemption Right shall be adjusted as provided in this Section 16.2.

     A. From and after the occurrence of a Triggering Event (each such occurrence, a "TRIGGER OCCURRENCE") and until the occurrence, if any, of a subsequent Triggering Event (in which case a further adjustment shall be made pursuant to this Section 16.2), each and every reference contained in this Agreement to a "REIT Share" or "REIT Shares" shall be deemed to be a reference to a share or shares, respectively (each, a "REPLACEMENT SHARE"; collectively, "REPLACEMENT SHARES"), of: (i) if, as a result of any Triggering Event, all of the REIT Shares are converted solely into Registered Common Stock (as hereinafter defined), such Registered Common Stock and (ii) in all other cases, the common stock, or, if such Person shall have no common stock, the equity securities or other equity interest having power to control or direct the management (the "COMMON STOCK") of (a) in the event of a Triggering Event described in clause (w) or (x) of the first sentence of Section 16.1, (1) the Person that is the issuer of any securities into which the REIT Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer who has

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the highest Market Capitalization (as hereinafter defined) and (2) if no securities are so issued, the Person that is the other party to such merger or consolidation, or if there is more than one such Person, the Person who has the highest Market Capitalization or (b) in the event of a Triggering Event described in clause (y) of the first sentence of Section 16.1, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person has the highest Market Capitalization; PROVIDED, HOWEVER, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered ("REGISTERED COMMON STOCK") under Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or such Person is neither a corporation nor a real estate investment trust, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is neither a corporation nor a real estate investment trust, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of the parent entity having the highest Market Capitalization; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is neither a corporation nor a real estate investment trust, and such Person is directly or indirectly controlled by more than one Person, and one of such other Persons has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of whichever of such other Persons is the issuer having the highest Market Capitalization; and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is neither a corporation nor a real estate investment trust, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of whichever ultimate parent entity is the corporation or real estate investment trust having the highest aggregate shareholders' equity or, if no such ultimate parent entity is a corporation or a real estate investment trust, shall be deemed to refer to shares of the Common Stock of whichever ultimate parent entity is the entity having the greatest net assets. Any issuer of "Replacement Shares" shall be referred to as an "ISSUER." "MARKET CAPITALIZATION" means the dollar figure equal to the product of the number of shares of Common Stock issued and outstanding on the date of the Trigger Occurrence in question, on a fully diluted basis, not held by Affiliates (as defined under the Exchange Act) multiplied by the Average Trading Price (as hereinafter defined).

     B. From and after a Trigger Occurrence, the "Conversion Factor" shall be adjusted by multiplying the "Conversion Factor" existing on the day immediately prior to such Trigger Occurrence as follows: (i) if the REIT Shares, as a result of the Trigger Occurrence, have been converted solely into the right to receive Registered Common Stock, by the number of shares of Registered Common Stock which the holder of a single REIT Share was entitled to receive as a result of the Trigger Occurrence or (ii) in all other cases, by a fraction, the numerator of which shall be the Average Trading Price of a REIT Share as of such Trigger Occurrence and the denominator of which shall be the Average Trading Price of a Replacement Share as of such Trigger Occurrence. Following a Trigger Occurrence, the Conversion Factor shall be further adjusted as set forth in the definition of "Conversion Factor" contained in Article 1 of this Agreement and as provided in this Section 16.2.

     C. For the purpose of any computation hereunder, the "Average Trading Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive trading days immediately prior to the third trading day prior to such date; PROVIDED, HOWEVER, in the event the Triggering Event occurs as part of a series of related transactions which also includes a tender offer, the ten trading day period shall be the ten consecutive trading day period immediately prior to the day REIT Shares are accepted for payment pursuant to such tender offer; PROVIDED, HOWEVER, FURTHER, if prior to the expiration of such requisite ten trading day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares or
(B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the "Average Trading Price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national

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securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the high bid price in the over-the-counter market, as reported by the NASDAQ National Market System or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates). If such shares are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in such shares, the Average Trading Price of such shares on such date shall be deemed to be the fair value of such shares as determined as set forth in Section 16.2.D. The term "TRADING DAY" shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national 'securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

     D. In the event that on the date of a Trigger Occurrence, the shares of a Person are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in the shares of a Person, the Average Trading Price of the shares of such Person shall be the fair value of the shares as determined in good faith by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and the General Partner, which determination shall be binding on all of the Limited Partners. If the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and the General Partner have not agreed on the fair value of the shares and executed and delivered between them an agreement setting forth the same within twenty (20) days after the Trigger Occurrence in question, then either the General Partner or the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) may notify the other that they or it desire to invoke the following arbitration procedure:

          (1) Notice of the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) or the General Partner of such parties' intention to seek arbitration shall be delivered to the other parties within ten (10) days after which all parties shall, in good faith, attempt to agree on a single arbitrator to determine the fair value of the shares (the "ARBITRATOR"). If the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and the General Partner have not agreed on the Arbitrator within ten (10) days after the giving of the Arbitration Notice, then either, on behalf of both, may apply to the local office of the American Arbitration Association or any organization which is the successor thereof (the "AAA") for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within ten (10) days after application therefor, then either party may apply to any court of competent jurisdiction in the State of North Carolina (the "COURT") for the appointment of the Arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by the agreement of the parties, by appointment by the AAA or by appointment by the Court, is referred to herein as the "APPOINTMENT DATE." If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator.

          (2) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the AAA, modified as follows:

             (i) To the extent that any statute imposes requirements different than those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of North Carolina, such requirements shall be complied with in the arbitration.

             (ii) The Arbitrator shall be disinterested and impartial, shall not be affiliated with the Limited Partners or the General Partner and shall have at least ten (10) years experience in the market in which the applicable Person transactions the majority of its business.

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             (iii) Before hearing any testimony or receiving any evidence, the
        Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to each of the Limited Partners and the General Partner.

             (iv) Within twenty (20) days after the Appointment Date, the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and the General Partner shall deliver to the Arbitrator two (2) copies of their respective written determinations of the fair value of the shares (each, a "DETERMINATION") together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the fair value of the shares. If each party submits a Determination with respect to the fair value of the shares within the twenty (20) day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party.

             (v) Not less than ten (10) days nor more than twenty (20) days after the earlier to occur of (x) the expiration of the twenty (20) day period provided for in clause (iv) of this subparagraph or (y) the Arbitrator's receipt of both of the Determinations from the parties (such earlier date is referred to herein as the "SUBMISSION DATE") and upon not less than five (5) days notice to the parties, the Arbitrator shall hold one or more hearings with respect to the determination of the fair value of the shares. The hearings shall be held in the Raleigh/Durham metropolitan area of North Carolina at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings with respect to the determination of the fair value of the shares shall be concluded not later than thirty (30) days after the Submission Date.

             (vi) The Arbitrator shall be instructed, and shall be empowered only, to select as the fair value of the shares that one of the Determinations which the Arbitrator believes is the more accurate determination of the Average Trading Price of the shares. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Agreement or either of the Determinations.

             (vii) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to Limited Partners and the General Partner, within ten (10) days after the conclusion of the hearing(s) required by clause (v) of this Section.

          (3) This provision shall constitute a written agreement to submit any dispute regarding the determination of the Average Trading Price of the shares of a Person to arbitration.

          (4) The arbitration decision, determined as provided in this Article, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law, and judgment may be entered thereon in any court of competent jurisdiction.

          (5) The Partnership shall pay all fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of one counsel (including local counsel, if required) chosen by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and of experts and witnesses retained or called by the Limited Partners). The Limited Partners' counsel chosen as set forth in the preceding sentence shall represent the interests of all of the Limited Partners and the choice of counsel shall be binding on all of the Limited Partners.

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     E. From and after a Trigger Occurrence, each and every reference to the
"General Partner" in Section 8.6 shall be deemed to be a reference to the Issuer of the Replacement Shares. From and after a Trigger Occurrence, the Issuer shall assume or unconditionally guaranty the performance of the General Partner's obligations under this Agreement pursuant to an instrument in form and substance satisfactory to the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates). From and after a Trigger Occurrence, the "Average Trading Price" of a REIT Share or a Replacement Share, as applicable shall be substituted for the "Value" of the same for the purposes of determining the Cash Amount.

     SECTION 16.3 ADDITIONAL ISSUER COVENANTS

     The General Partner shall (i) not enter in an agreement with any Person which would result in a Triggering Event unless such agreement provides for each of the following and (ii) from and after any Trigger Occurrence, comply with each of the following:

     A. If, on the day immediately prior to a Trigger Occurrence, the Issuer is qualified as a REIT, then, substantially contemporaneously with such Trigger Occurrence, the General Partner, the Issuer and its Affiliates shall enter into such mergers, combinations, conveyances or other transactions as shall be required to cause substantially all of the assets of the General Partner and the Issuer and its Affiliates to be owned, leased or held directly or indirectly by a single operating partnership in which the Limited Partners shall hold partnership units having the rights specified by this Agreement. The agreement governing the resulting operating partnership shall be in a form substantially no less favorable to each of the Limited Partners than is this Agreement.

     B. From and after a Trigger Occurrence, in the event a dividend or distribution consisting of cash or property (other than Replacement Shares) or both is paid by the Issuer in respect of the Replacement Shares, the General Partner shall cause the Partnership to distribute, in respect of each Partnership Unit, the same amount of cash or property the holder of a Partnership Unit would have received had such holder exercised its Redemption Right and received Replacement Shares prior to such dividend or distribution.

     SECTION 16.4 APPLICATION TO LATER TRANSACTIONS

     This Article 16 shall apply to the initial Triggering Event and shall continue to apply to each subsequent Triggering Event.

     SECTION 16.5 WAIVERS AND AMENDMENTS

     This Article 16 shall only be amended as provided in Section 14.1.D of this Agreement and shall be deemed included in such section for all purposes; provided that the General Partner may amend this Article 16, without the consent of the Limited Partners for the purposes set forth at Section 14.1.B(4) prior to a Trigger Occurence.

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